Assurant, Inc. Subsidiaries as of December 31, 2013

Subsidiary Name	State or Country of Organization
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
ALOC Holdings ULC	Canada
American Bankers Dominicana, S.A.	Dominican Republic
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida
American Bankers Insurance Group, Inc.	Florida
American Bankers Life Assurance Company of Florida	Florida
American Bankers Management Company, Inc	Florida
American Memorial Life Insurance Company	South Dakota
American Reliable Insurance Company	Arizona
American Security Insurance Company	Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant Chile Compañia de Seguros Generales S.A.	Chile
Assurant Consulting Company, Limited.	China
Assurant Danos Mexico S.A.	Mexico
Assurant Deutschland GmbH	Germany
Assurant Direct Limited	United Kingdom
Assurant General Insurance Limited	United Kingdom
Assurant Group, Limited	United Kingdom
Assurant Holding Mexico, S. de R.L. de C.V.	Mexico
Assurant Intermediary Ltd.	United Kingdom
Assurant International Division Limited	Malta
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant Life Limited	United Kingdom
Assurant Life of Canada	Canada
Assurant New Ventures, Incorporated	Florida
Assurant Payment Services, Inc.	Florida
Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos
Assurant Seguradora S.A.	Brazil
Assurant Service Protection, Inc.	Oklahoma
Assurant Services (U.K.) Limited	United Kingdom
Assurant Services Argentina, S.A.	Argentina
Assurant Services Brasil, Limitada	Brazil
Assurant Services Canada, Inc.	Canada
Assurant Services de Chile, SpA	Chile
Assurant Services Italia s.r.l.	Italy
Assurant Services Limited	Ireland
Assurant Services, LLC	Texas
Assurant Services of Puerto Rico, Inc.	Puerto Rico

Assurant Servicios de Mexico, S.A. de CV	Mexico
Assurant Solutions Assistance B.V.	Netherlands
Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico S.A.	Mexico
Bankers Atlantic Reinsurance Company	Turks & Caicos
Blue Bananas, LLC	Wisconsin
Caribbean American Life Assurance Company	Puerto Rico
Caribbean American Property Insurance Company	Puerto Rico
Consumer Assist Network Association, Inc.	Delaware
Cooperatieve Assurant Netherlands U.A.	Netherlands
CWork Financial Management LLC	Delaware
CWork Solutions, LP	Pennsylvania
Dental Health Alliance, LLC	Delaware
Denticare of Alabama, Inc.	Alabama
Digital Services (UK) Ltd.	United Kingdom
Disability Reinsurance Management Services, Inc.	Delaware
Family Considerations, Inc.	Georgia
FamilySide, Inc.	Canada
FAS-AHM Utilities, LLC	Texas
FAS-BOA Utilities, LLC	Texas
FAS-Construction Services, LLC	Texas
FAS-EMC Utilities, LLC	Texas
FAS-Kazork Utilities, LLC	Texas
FAS-Litton Utility, LLC	Texas
FAS-Nationstar, LLC	Missouri
FAS-OWB Utilities, LLC	Texas
FAS-Tenant Access Utilities, LLC	Texas
Federal Warranty Service Corporation	Illinois
Field Asset Services, LLC	Delaware
Florida Office Corp.	Delaware
GP Legacy Place, Inc.	Delaware
Guardian Travel, Inc.	Florida
Insureco Agency & Insurance Services, Inc. (CA)	California
Insureco, Inc.	California
Interfinancial Inc.	Georgia
John Alden Financial Corporation	Delaware
John Alden Life Insurance Company	Wisconsin
Lifestyle Services Group Ltd.	United Kingdom
LSG España Ltd.	United Kingdom
LSG Insurance (Isle of Man Limited)	Isle of Man
MobileServ 5 Ltd.	United Kingdom

Mortgage Group Reinsurance, Ltd.	Bermuda
MSDiversified Corp.	Mississippi
National Insurance Agency	Florida
National Insurance Institute, LLC	Wisconsin
North Star Marketing Corporation	Ohio
NSM Sales Corporation	Nevada
Protection Holding Cayman	Cayman Islands
Reliable Lloyds Insurance Company	Texas
Rolim Consult S.A.	Brazil